Exhibit A(2)(b)

SERIES [—] OF EQUINOX TRUST

SERIES MSA SUPPLEMENT

Dated: [—], 2014

This Series Master Services Agreement Supplement (the “Series MSA Supplement”) relating to Series [—] of Equinox Trust (“Series [—] of Trust”) among the Trust, Equinox Group Distributors, LLC, as Depositor, Equinox Institutional Asset Management, LP, as Evaluator and Supervisor, and The Bank of New York Mellon, as Custodian, Transfer Agent and Administrator, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled “Master Services Agreement For Equinox Trust, Effective for Unit Investment Trusts Investing in Equity Securities, Debt Securities and/or Derivative Transactions Established On and After [—], 2014” (the “Master Services Agreement”) and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument.

WITNESSETH THAT:

In consideration of the premises and of the mutual agreements herein contained, the Trust, the Depositor, the Custodian, the Transfer Agent, the Administrator, the Evaluator and the Supervisor agree with respect to the Series [—] of Trust as follows:

PART I

MASTER SERVICES AGREEMENT

Subject to the provisions of Part II hereof, all the provisions contained in the Master Services Agreement are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument. In the event of any inconsistency between the provisions of this Series MSA Supplement and the provisions of the Master Services Agreement, the Series MSA Supplement will prevail. All capitalized terms not otherwise defined herein shall have the meaning ascribed in the Master Services Agreement.

PART II

SPECIAL TERMS AND CONDITIONS OF SERIES [—] OF EQUINOX TRUST

The Series [—] of Trust specifies the following special terms and conditions:

1. The Securities for the Series [—] of Trust listed in Part 1 of Schedule A hereto have been deposited with the Custodian. Listed in Part 2 of Schedule A are Contract Securities; the Depositor will deliver to the Custodian the Securities represented by such Contract Securities as provided in the Master Services Agreement.

2. The aggregate number of Units for the Series [—] of Trust described in Section 2.03(a) of the Master Services Agreement is that number of Units set forth under “Statement of Financial Condition—Number of Units” in the Prospectus for the Series [—] of Trust.

3. The undivided beneficial interest in and ownership of the Series [—] of Trust represented by each Unit thereof is a fractional amount, the numerator of which is one and the denominator of which is the amount set forth under “Statement of Financial Condition—Number of Units” in the Prospectus for the Series [—] of Trust.

4. For each Security, the Underlying Asset to Unit Ratio for the Series [—] of Trust is:

Security	Underlying Asset to Unit Ratio*
[—]	[—]
* The number of shares of each issue of Securities attributable to each Unit.

5. The term “Record Dates” shall mean the “Record Dates” set forth under “Essential Information” in the Prospectus for the Series [—] of Trust.

6. The term “Distribution Dates” shall mean the “Distribution Dates” set forth under “Essential Information” in the Prospectus for the Series [—] of Trust.

7. [There shall be no “Deferred Sales Charge” or “Deferred Sales Charge Payment Dates.”] [The term “Deferred Sales Charge Payment Dates” shall mean the “Deferred Sales Charge Payment Dates” set forth under “Essential Information” in the Prospectus for the Series [—] of Trust.]

8. The term “Business Day” shall be as defined in the Master Services Agreement.

9. The term “Mandatory Termination Date” shall mean the “Termination Date” set forth under “Essential Information” in the Prospectus for the Series [—] of Trust, subject to postponement as described in the Prospectus for the Series [—] of Trust.

10. The Series [—] of Trust shall [not] elect to be a Regulated Investment Company and, if required, the Depositor shall, on behalf of the Series [—] of Trust, make such filings necessary to make such election.

11. [The Depositor’s annual compensation shall be the amount set forth under “Fee Table” in the Prospectus for the Series [—] of Trust.] [The Depositor shall not receive compensation for its services as such.]

12. The Evaluator’s annual compensation shall be the amount set forth under “Fee Table” in the Prospectus for the Series [—] of Trust.

13. The Supervisor’s annual compensation shall be the amount set forth under “Fee Table” in the Prospectus for the Series [—] of Trust.

14. The aggregate of the Custodian’s, the Transfer Agent’s and the Administrator’s annual compensation shall be the amount set forth under “Fee Table” in the Prospectus for the Series [—] of Trust, with an aggregate minimum of $10,000 per annum.

15. [The License Fee shall be $[—], which amount is incorporated in “Other Fees and Expenses” in the Prospectus for the Series [—] of Trust and such amounts are payable on [—] in the amount of $[—]]. [There shall be no License Fee.]

16. The term “Initial Date of Deposit” for the Series [—] of Trust shall be [—].

17. The terms “Initial Offering Period” and “Organization Expense Period” for the Series [—] of Trust shall each mean the period beginning with the Initial Date of Deposit and ending 30 days thereafter.

18. [The minimum number of Units a Unitholder for the Series [—] of Trust must redeem in order to be eligible for an In-Kind Distribution of Securities pursuant to Section 6.02 of the Master Services Agreement shall be [—].]

19. The “Creation and Development Fee” shall be the amount set forth under “Fee Table” in the Prospectus for the Series [—] of Trust.

20. The Evaluator certifies that the Evaluation of each Security listed in Schedule A hereto on the Initial Date of Deposit has been determined by the Evaluator to be the value of the Security set forth under “Statement of Financial Condition—Trust Portfolio” in the Prospectus for the Series [—] of Trust.

21. The term “Trading Day” shall mean a Business Day that is also a “trading day” as set forth under “Final Distributions on Termination Date” in the Prospectus for the Series [—] of Trust.

22. Section 6.04 of the Master Services Agreement (“Rollover of Units”) shall [not] apply to the Series [—] of Trust.

23. The Depositor [may][may not] direct the dissolution of the Series [—] of Trust in the event a Trust Series Evaluation made at [—] after the end of the Initial Offering Period is less than [—]% of the total value of Securities and Derivative Transactions deposited in such Series [—] of Trust during the Initial Offering Period.

24. The Depositor [may][may not] direct the dissolution of the Series [—] of Trust if due to (i) any action taken by a governmental body, or brought in court, or (y) a change in law (including tax law) or in the application or official interpretation of any law), there is or there is a substantial likelihood that the Series [—] of Trust will be prohibited in any material way from pursuing its principal investment strategy in the same manner and economic terms as on the inception date.

25. [The Series [—] of Trust is a Derivatives Trust Series, and the following sections will apply:

(i)	A form of the relevant Derivative Agreement (including the Credit Support Agreement and related control account agreement for the trust collateral account) is attached hereto as Annex A. The collateral account control agreement, including custody account terms and conditions, governing the counterparty collateral account is attached as Annex B.

(ii)	The Depositor certifies that the Series [—] of Trust has entered into each Derivative Transaction listed in Schedule B hereto and has executed and delivered each related Derivative Agreement (including without limitation any related Credit Support Agreements) concurrently with the execution of this Series MSA Supplement.

(iii)	The Evaluator certifies that the Evaluation of each Derivative Transaction listed in Schedule B hereto on the Initial Date of Deposit has been determined by the Evaluator to be the value for the Derivative Transactions set forth under “Statement of Financial Condition—Trust Portfolio” in the Prospectus for the Series [—] of Trust.

(iv)	For each Derivative Transaction, the Underlying Asset to Unit Ratio is:

Derivative Transaction	Underlying Asset to Unit Ratio*
[—]	[—]
[—]	[—]
* The [number of index units] of each Derivative Agreement attributable to each Unit.

(v)	The term “Derivative Counterparty” shall mean the counterparty identified in the Derivative Agreement.

(vi)	For the Series [—] of Trust, the Series [—] of Trust’s obligations to pay amounts due under the Derivative Agreement are secured by a pledge executed by the Depositor on behalf of the Series [—] of Trust as specified in the Credit Support Agreement forming a part of the Derivative Agreement. In connection therewith, the following provisions shall modify and supplement Section 3.05 of the Master Services Agreement:

Section 3.05. Series Collateral Accounts. (a) For the Series [—] of Trust, the Custodian is directed to establish the following two accounts: a “Trust Collateral Account” and a “Counterparty Collateral Account” (collectively the “Series Collateral Accounts”).

(b) Trust Collateral Account. For the Series [—] of Trust, the Custodian shall establish, with respect to each Derivative Counterparty, a collateral account in the name of the Series [—] of Trust into which, as instructed by the Depositor, the Custodian shall deposit assets of Series [—] of Trust. The Depositor shall take such actions as the Depositor shall determine appropriate to establish a lien on the assets of the Trust Collateral Account in favor of the Derivative Counterparty to secure the performance of the Series [—] of Trust’s obligations to such Derivative Counterparty under the related Derivative Agreement and the Custodian shall record the lien in such manner as the Depositor shall direct. The Series [—] of Trust directs the Custodian not to transfer, use, rehypothecate or take other action with respect to the Trust Collateral Account or its assets except (i) upon the written instruction of the Depositor or, (ii) if the Depositor notifies the Custodian that an event of default under the Derivative Agreement has occurred with respect to which the Series [—] of Trust is the defaulting party, upon the written instruction of the Derivative Counterparty (including those instructions of the Depositor and Derivative Counterparty described in the subsequent paragraphs of this Section). The Depositor shall cause the terms of the Credit Support Agreement to be consistent with the foregoing. The control account agreement for the Trust Collateral Account is attached as part of Annex A.

(c) Counterparty Collateral Account. For the Series [—] of Trust, the Depositor shall cause each Derivative Counterparty to establish, a collateral account (the “Counterparty Collateral Account”) in its name with [The Bank of New York Mellon], as custodian (the “Counterparty Collateral Custodian”) and shall cause the Derivative Counterparty to deposit Derivative Counterparty assets therein. The Depositor shall take such actions as the Depositor shall determine appropriate to establish a lien on the assets of the Counterparty Collateral Account in favor of the Series [—] of Trust, to secure the performance of the Derivative Counterparty’s obligations to the Series [—] of Trust under the related Derivative Agreement. The Depositor shall cause the terms of the Credit Support Agreement to provide that (i) all assets in the Counterparty Collateral Account shall remain under the sole dominion of the Counterparty Collateral Custodian and shall not be subject to transfer, use or rehypothecation except upon instruction of: (A) the Derivative Counterparty in accordance with the Credit Support Agreement, or, (B) upon an event of default under the Derivative Agreement in which the Derivative Counterparty is the defaulting party, the Depositor, on behalf of the Series [—] of Trust and (ii) the Counterparty Collateral Custodian shall provide reporting concerning the assets of the Counterparty Collateral Account and all credits and debits thereto in form and substance satisfactory to the Depositor. Except for the security interest and related rights and remedies under the Derivative Agreement in favor of the Series [—] of Trust, the assets of the Counterparty Collateral Account are not otherwise Series [—] of Trust assets. The collateral account control agreement, including custody account terms and conditions, governing the Counterparty Collateral Account is attached as Annex B.

(d) Until notified in writing by the Depositor of an event of default under the Derivative Agreement, the Custodian shall, in the amount and at the time instructed by the Depositor, make the following transfers to and from the Trust Collateral Account:

(i)	transfer to the Trust Collateral Account from the Series Capital Account, first, Securities and to the extent there are insufficient Securities, cash pursuant to the terms of the Credit Support Agreement;

(ii)	upon a redemption of a Unit in accordance with Section 6.02 of the Master Services Agreement, transfer from the Trust Collateral Account to the Series Capital Account an amount equal to the Securities and/or cash released pursuant to the Credit Support Agreement; and

(iii)	upon a termination of the Series [—] of Trust in accordance with Section 9.02 of the Master Services Agreement, transfer from the Trust Collateral Account to the Series Capital Account an amount equal to the contents therein released under the Credit Support Agreement.

(e) Until notified in writing by the Depositor of an event of default under the Derivative Agreement, the Custodian shall, in the amount and at the time instructed by the Depositor, make the following additional payments and transfers from the Series Capital and Series Income Account after making any (or reserving for) any payments then due provided in Section 3.06(a) of the Master Services Agreement:

(i)	transfer from the Series Capital Account to the Trust Collateral Account amounts specified in Section 3.05(d)(i) of this Series MSA Supplement;

(ii)	pay to the Derivative Counterparty from the Series Capital Account cash in the amount the Depositor determines to be required under the Derivative Agreement (and to the extent there is insufficient cash, the Depositor will sell Securities held in the Series Capital Account);

(iii)	transfer to the Series Capital Account any amounts released from the Trust Collateral Account;

(iv)	transfer to the Series Capital Account any amounts received by the Custodian from the Derivative Counterparty under the Derivative Agreement and notify the Depositor of such receipt who shall determine the adequacy of the payment under the Derivative Agreement;

(v)	in connection with the termination of a pro-rata portion of the Derivative Transaction upon a redemption of a Unit in accordance with Section 6.02 of the Master Services Agreement, (i) pay to the Derivative Counterparty from the Series Capital Account cash in the amount the Depositor determines to be required under the Derivative Agreement (and to the extent there is insufficient cash, the Depositor will sell Securities held in the Series Capital Account) or (ii) deposit to the Series Capital Account any amounts received by the Custodian from the Derivative Counterparty and notify the Depositor of such receipt who shall determine the adequacy of the payment under the Derivative Agreement; and

(vi)	in connection with the termination of the Derivative Transaction upon a termination of the Series [—] of Trust in accordance with Section 9.02 of the Master Services Agreement, (i) pay to the Derivative Counterparty from the Series Capital Account cash in the amount the Depositor determines to be required under the Derivative Agreement (and to the extent there is insufficient cash, the Depositor will sell Securities held in the Series Capital Account), or (ii) deposit to the Series Capital Account amounts received from the Derivative Counterparty.

(f) (i) Following delivery to the Custodian by the Derivative Counterparty of a notice of exclusive control of the Derivative Counterparty under the Credit Support Agreement after an event of default in respect of the Series [—] of Trust under the Derivative Agreement, the Custodian shall release the assets in the Trust Collateral Account to the Derivative Counterparty in accordance with instruction of the Derivative Counterparty.

(ii)	As provided in Section 2.01(h) of the Master Services Agreement, the Depositor shall exercise all rights and remedies of the Series [—] of Trust under the Derivative Agreement, including delivery of a notice of exclusive control by the Depositor on behalf of the Series [—] of Trust to the Counterparty Collateral Custodian under the Credit Support Agreement following an event of default in respect of the Derivative Counterparty under the Derivative Agreement. The Depositor shall liquidate the assets in the Counterparty Collateral Account and make payments in accordance with the terms of the related Derivative Agreement.

(g) To the extent any Securities held in the Trust Collateral Account shall make any form of cash distribution in respect of interest, dividends or otherwise, the Depositor shall (i) cause the release of such cash under the related Credit Support Agreement by substituting Securities or other assets of the Series [—] of Trust therefor, and (ii) instruct the Custodian to deposit such amounts into the Series Income Account.

(h) The Custodian shall rely conclusively upon any instruction given by the Depositor. The Custodian shall have no liability to the Trust, any Unitholder, the Derivative Counterparty or any other Person for any costs, expenses, damages liabilities or claims (including attomeys’ and accountants’ fees) resulting from any action taken in accordance with the direction of the Depositor or Derivative Counterparty pursuant to the preceding provisions of this Section 3.05 or for any failure to act in the absence of instruction. In no event shall the Custodian be responsible for or in respect of the validity or sufficiency of any lien, provided that the Custodian has taken such action to record the lien as directed by the Depositor. If The Bank of New York Mellon is acting as Counterparty Collateral Custodian, the provisions of this paragraph shall apply to it in such capacity as fully and to the same extent as the Custodian.

As provided in Section 5.01 of the Master Services Agreement (“Evaluation of Securities”), the following provisions shall govern the evaluation of Derivative Transactions entered into on behalf of the Series [—] of Trust: (a) In respect of Derivative Transactions, the Evaluator shall determine the Evaluation in the following manner: (i) if options or futures positions held by the Series [—] of Trust are exchange traded, those options and futures positions will be valued based on the last official closing price on or prior to the Evaluation Time on the primary exchange for such position provided that there is an operating market-clearing mechanism at the relevant time of determination, or if none, on the last available price prior to the Evaluation Time; (ii) if the Derivative Transaction is not traded on an exchange, the Evaluator will determine the value of based on its good faith determination of the fair value of such Derivative Transaction in its reasonable discretion taking into consideration factors, including, but not limited to, (a) the net amount to be paid to or received by the Series [—] of Trust in connection with an early termination of such Derivative Transaction as determined pursuant to the Derivative Agreement on the valuation date by the related Derivative Counterparty or any third party pricing service retained by the Evaluator, (b) current prices for the Derivative Transaction as obtained from investment dealers or brokers who customarily deal in financial instruments comparable to the Derivative Transaction and/or (c) prices for comparable futures contracts, options or securities.

(i) Except as provided in Section 5.01 of the Master Services Agreement (“Evaluation of Securities”), the Evaluation shall be made (i) when the Series [—] of Trust is “long” the relevant Derivative Transactions, on the basis of the ask side of the market and the ask side value of any relevant currency exchange rate expressed in U.S. dollars and (ii) when the Series [—] of Trust is “short” the relevant Derivative Transactions, on the basis of the bid side of the market and the bid side value of any relevant currency exchange rate expressed in U.S. dollars. Whether the Series [—] of Trust is “long” or “short” and/or whether the Derivative Transaction should be bifurcated for such purposes in such Evaluation will be determined by the Evaluator.

This Series MSA Supplement shall be deemed effective when executed and delivered by the Trust, the Depositor, the Custodian, the Transfer Agent, the Administrator, the Evaluator and the Supervisor.

IN WITNESS WHEREOF, the undersigned have caused this Series MSA Supplement to be executed; all as of the day, month and year first above written.

SERIES [—] OF EQUINOX TRUST,
a Delaware Statutory Trust

By:	EQUINOX GROUP DISTRIBUTORS, LLC,
as Depositor

By:
Name:
Title:

EQUINOX GROUP DISTRIBUTORS, LLC,
as Depositor

By:
Name:
Title:

EQUINOX INSTITUTIONAL ASSET MANAGEMENT, LP,
as Evaluator and Supervisor

By:
Name:
Title:

THE BANK OF NEW YORK MELLON,
as Custodian, Transfer Agent and Administrator

By:
Name:
Title:

Series MSA Supplement – Signature Page

SCHEDULE A TO SERIES MSA SUPPLEMENT

SECURITIES INITIALLY DEPOSITED

IN

SERIES [—] OF EQUINOX TRUST

PART 1

SECURITIES DELIVERED TO THE CUSTODIAN ON THE INITIAL DATE OF DEPOSIT

PART 2

CONTRACT SECURITIES

SCHEDULE B TO SERIES MSA SUPPLEMENT

DERIVATIVE TRANSACTIONS

ENTERED INTO BY

SERIES [—] OF EQUINOX TRUST

ANNEX A TO SERIES MSA SUPPLEMENT

FORM OF DERIVATIVE AGREEMENT

INCLUDING THE CREDIT SUPPORT AGREEMENT AND THE

CONTROL ACCOUNT AGREEMENT FOR THE TRUST COLLATERAL ACCOUNT

ANNEX B TO SERIES MSA SUPPLEMENT

COUNTERPARTY COLLATERAL ACCOUNT AGREEMENT